Exh. (d)(1)(ii)


                         SANFORD C. BERNSTEIN FUND, INC.
                               AMENDMENT NO. 3 TO
                         INVESTMENT MANAGEMENT AGREEMENT



         AMENDMENT NO. 3 TO INVESTMENT MANAGEMENT AGREEMENT, dated as of November 28, 2005 between SANFORD C. BERNSTEIN FUND, INC., a Maryland Corporation, (the "Fund"), on behalf of U.S. Government Short Duration Portfolio, Short Duration Plus Portfolio, Intermediate Duration Portfolio, Diversified Municipal Portfolio, California Municipal Portfolio, New York Municipal Portfolio, Short Duration Diversified Municipal Portfolio, Short Duration California Municipal Portfolio, Short Duration New York Municipal Portfolio, Tax-Managed International Portfolio, International Portfolio, and Emerging Markets Portfolio (the "Portfolios") and ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware Limited Partnership (the "Adviser" or "Alliance").


         Pursuant to the Investment Management Agreement dated as of October 2, 2000 (the "Investment Management Agreement") between the Fund, on behalf of each Portfolio, and the Adviser, the Fund, on behalf of each Portfolio, has agreed to compensate the Adviser for the services it performs for, and the facilities and personnel it provides to, each Portfolio. The Adviser and the Fund, on behalf of each Portfolio, wish to amend the Investment Management Agreement to modify such compensation with respect to each Portfolio. Accordingly, the parties hereto hereby agree as follows:

                  Subsections (a) - (d) of Section 5 of the Investment Management Agreement are hereby deleted in their entirety and replaced with the following:

                  As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to Section 1 of this Agreement, the Fund, on behalf of each Portfolio, will pay the Adviser, promptly after the end of each month, fees at the rates set forth below:



-------------------------------------------------------------------------------------------------------------------------
Portfolio                                Annual Percentage of Average Daily Net Assets of Each Portfolio
-------------------------------------------------------------------------------------------------------------------------
Short Duration California               .50% of the first $250 million; .45% of assets in excess of $250 million up to,
Municipal Portfolio                     but not exceeding $750 million; .40% of assets in excess of $750 million

-------------------------------------------------------------------------------------------------------------------------
Short Duration Diversified              .50% of the first $250 million; .45% of assets in excess of $250 million up to,
Municipal Portfolio                     but not exceeding $750 million; .40% of assets in excess of $750 million

-------------------------------------------------------------------------------------------------------------------------
Short Duration New York Municipal       .50% of the first $250 million; .45% of assets in excess of $250 million up to,
Portfolio                               but not exceeding $750 million; .40% of assets in excess of $750 million

-------------------------------------------------------------------------------------------------------------------------
U.S. Government Short                   .50% of the first $250 million; .45% of assets in excess of $250 million up to,
Duration Portfolio                      but not exceeding $750 million; .40% in excess of $750 million

-------------------------------------------------------------------------------------------------------------------------
Short Duration Plus Portfolio           .50% of the first $250 million; .45% of assets in excess of $250 million up to, but not exceeding $750 million; .40% in excess of $750 million

-------------------------------------------------------------------------------------------------------------------------
New York Municipal Portfolio            .50% of the first $1 billion; .45% of assets in excess of $1 billion up to, but not exceeding $3 billion; .40% of assets in excess of $3 billion up to, but not exceeding $5 billion; .35% of assets in excess of $5 billion

-------------------------------------------------------------------------------------------------------------------------
California Municipal Portfolio          .50% of the first $1 billion; .45% of assets in excess of $1 billion up to, but not exceeding $3 billion; .40% of assets in excess of $3 billion up to, but not exceeding $5 billion; .35% of assets in excess of $5 billion

-------------------------------------------------------------------------------------------------------------------------
Diversified Municipal Portfolio         .50% of the first $1 billion; .45% of assets in excess of $1 billion up to, but not
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                        exceeding $3 billion; .40% of assets in excess of $3 billion up to, but not exceeding $5 billion; .35% of assets in excess of $5 billion

-------------------------------------------------------------------------------------------------------------------------
Intermediate Duration Portfolio         .50% of the first $1 billion; .45% of assets in excess of $1 billion up to, but not exceeding $3 billion; .40% of assets in excess of $3 billion up to, but not exceeding $5 billion; .35% of assets in excess of $5 billion

-------------------------------------------------------------------------------------------------------------------------
Tax-Managed International Portfolio     .925% of the first $1 billion; .85% of assets in excess of $1 billion up to, but not exceeding $4 billion; .80% of assets in excess of $4 billion up to, but not exceeding $6 billion; .75% of assets in excess of $6 billion up to, but not exceeding $8 billion; .65% of assets in excess of $8 billion

-------------------------------------------------------------------------------------------------------------------------
International Portfolio                 .925% of the first $1 billion; .85% of assets in excess of $1 billion up to, but not exceeding $4 billion; .80% of assets in excess of $4 billion up to, but not exceeding $6 billion; .75% of assets in excess of $6 billion up to, but not exceeding $8 billion; .65% of assets in excess of $8 billion

-------------------------------------------------------------------------------------------------------------------------
Emerging Markets Portfolio              1.175% of the first $1 billion; 1.05% of assets in excess of $1 billion up to, but not exceeding $2 billion; 1.00% of assets in excess of $2 billion up to, but not exceeding $3 billion; 0.90% of assets in excess of $3 billion

-------------------------------------------------------------------------------------------------------------------------


         If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

         Except as herein provided, the Investment Management Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the Fund, on behalf of each Portfolio, and the Adviser have caused this Amendment No. 3 to the Investment Management Agreement to be executed by their duly authorized officers as of the date first above written.


SANFORD C. BERNSTEIN FUND, INC.    ALLIANCE CAPITAL MANAGEMENT L.P.
                                   By:  Alliance Capital Management Corporation,
                                        General Partner


                                   By:
------------------------               ------------------------


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